UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 and 15(d) of the
Securities Exchange Act of l934

February 10, 2009 (February 10, 2009)
Date of report (Date of earliest event reported)

Modigene Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52691	20-0854033
(Commission File Number)	(IRS Employer Identification No.)

3 Sapir Street, Weizmann Science Park, Nes-Ziona, Israel 74140
(Address of Principal Executive Offices) (Zip Code)

(866) 644-7811
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Matters.

On February 10, 2009, Modigene Inc. (the “Company”), issued a press release announcing that its board of directors has set the close of business on April 1, 2009, as the record date for shareholders entitled to receive notice of, and to vote at, the Company’s 2009 Annual Meeting of Shareholders.

The Company also announced that the deadline for submitting shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 has been set at February 28, 2008, which date was calculated in accordance with Rule 14a-8(e).  In order for a shareholder proposal to be considered, it must be received by the Company on or prior to February 28, 2009 at its principal executive offices at 3 Sapir Street, Weizmann Science Park, Nes Ziona Israel 74140.  Notices of proxy proposals should be sent to the attention of Shai Novik, President

A copy of the press release dated February 10, 2009, is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press release dated February 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIGENE INC. (Registrant)

Date: February 10, 2009	By:	/s/ Shai Novik
Name: Shai Novik
Title: President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 10, 2009